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                                   EXHIBIT 4.1


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               FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
               --------------------------------------------------------

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("First Amendment") is made this 16th day of June, 1995, among McGRATH RENTCORP., a California corporation (the "Borrower"), and THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION, NATIONAL WESTMINSTER BANK, USA and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (each a "Bank" and collectively the "Banks") and THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION, as agent (the "Agent") for the Banks.


                                       RECITALS
                                       --------

A. The Borrower is currently indebted to Banks pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement dated June 14, 1994 (the "Agreement"), pursuant to which Banks extended to the Borrower certain Loans (as defined in the Agreement).

B. The Borrower and the Banks have agreed to amend the Agreement to reflect certain changes in the terms and conditions set forth in the Agreement.


                                      AGREEMENT
                                      ---------

NOW, THEREFORE, the Borrower, the Banks and the Agent hereby agree as follows:

1.  DEFINITIONS.  Unless otherwise expressly provided herein, each capitalized
    -----------
term used in this First Amendment shall have the same meaning as set forth in the Agreement.

2.  AMENDMENT OF SECTION 8.4.  Section 8.4 of the Agreement is hereby amended
    ------------------------
in its entirety to read as follows:

         "8.4.  GUARANTIES.  Except guaranties in existence as of the date of
                ----------
    this agreement in connection with Borrower's Investor-Owner Sales Program, Borrower shall not become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other person or entity in excess of One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate, at any time."

3.  FULL FORCE AND EFFECT.   Except as specifically provided herein, all terms
    ---------------------
and conditions of the Agreement and each Loan Document remain in full force and effect, without waiver or modification. This First Amendment shall not be construed as a waiver of or a consent to any default under or breach of the Agreement. This First Amendment and the Agreement shall be read together as one document.


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4.  REPRESENTATIONS AND WARRANTIES  As part of the consideration for the Banks
    ------------------------------
and Agent to enter into this First Amendment, the Borrower represents and warrants to the Banks and Agent as follows:

    (a) The execution, delivery and performance by the Borrower of this First Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental body, agency or official, and the execution, delivery and performance by the Borrower of this First Amendment do not contravene, or constitute a default under, any provision of applicable law or requirements or of the certificate or articles of incorporation or the by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any assets of the Borrower, or result in the creation or imposition of any Lien on any asset of the Borrower.

    (b) This First Amendment constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, equity of redemption, moratorium or other laws now or hereafter in effect relating to creditors rights, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    (c) No Event of Default has occurred and is continuing, and the representations and warranties of the Borrower in the Agreement and other Loan Documents delivered pursuant thereto are true and correct in all material respects as of the date hereof as if made on the date hereof.

    (d) The officer of the Borrower executing and delivering this First Amendment on behalf of the Borrower has been duly authorized by appropriate corporate resolutions to so execute and deliver this First Amendment.


                                         -8-

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5.  COUNTERPARTS.  This First Amendment may be executed by the parties hereto
    ------------
in one or more counterparts and all such counterparts, when taken together, shall constitute one and the same First Amendment.

IN WITNESS WHEREOF, the Borrower, the Banks and the Agent have executed this First Amendment as of the date first set forth above.


                   BORROWER:      McGRATH RENTCORP.,
                                  A California corporation

                                  By: /s/ Delight Saxton
                                     ----------------------

                                  Its: Vice President of Admin. CFO
                                     -------------------------------

                   BANKS:         THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION


                                  By: /s/ Robert J. Vernagallo
                                     ----------------------------

                                  Its: Vice President

                                  NATIONAL WESTMINSTER BANK, USA

                                  By:
                                      --------------------------

                                  Its:
                                      --------------------------


                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION

                                  By:
                                     ---------------------------

                                  Its:
                                      ---------------------------

                   AGENT: THE BANK OF CALIFORNIA, NATIONAL ASSOCIATION, as Agent


                                  By:  /s/ Robert J. Vernagallo
                                     ---------------------------

                                  Its: Vice President


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